POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Brian R. Best and Martin D. Eng, and each of them, either of whom may act without joinder of the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file one or more Forms 3, 4, and 5, and amendments thereto, reporting on the undersigned's beneficial ownership of securities of Venture Lending & Leasing V, Inc. ("Fund V"), pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue thereof.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Fund V, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



                                         /s/ Bruce Levin
                                         Signature




                                         Dated: December 20, 2006